UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a–12

SILVER BULL RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SILVER BULL RESOURCES, INC.
925 West Georgia Street, Suite 1908
Vancouver, British Columbia V6C 3L2

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, APRIL 10, 2014

To the Shareholders of Silver Bull Resources, Inc.:

The Annual Meeting of Shareholders of Silver Bull Resources, Inc., a Nevada corporation (the “Company”), will be held at our offices located at 925 West Georgia Street, Suite 1908, Vancouver, British Columbia V6C 3L2, on Thursday, April 10, 2014 at 10:00 a.m. local time for the purpose of considering and voting upon proposals to:

1.	Elect six (6) directors, each to serve until the next annual meeting of shareholders of the Company or until their successors are elected and qualified;

2.	Ratify and approve the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ended October 31, 2014; and

3.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.
4.	Transact such other business as may lawfully come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on Friday, February 21, 2014 as the record date for determination of the shareholders entitled to vote at the meeting and any adjournment(s) or postponement(s) thereof. This Notice of Annual Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on or about Wednesday, February 26, 2014.

Under the Securities and Exchange Commission and Canadian securities rules, we have elected to use the Internet for delivery of our annual meeting materials to our shareholders, enabling us to provide them with the information they need, while lowering the costs of delivery and reducing the environmental impact associated with our annual meeting.  Our proxy materials are available at www.proxyvote.com. We also post our proxy materials on our website at http://www.silverbullresources.com/s/agm.asp.

We cordially invite you to attend the annual meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to your proxy card or Notice Regarding the Availability of Proxy Materials for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible.

Thank you for your support.

BY ORDER OF THE BOARD OF DIRECTORS, BRIAN EDGAR, CHAIRMAN

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 10, 2014

Our Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available at
www.proxyvote.com

2014 PROXY STATEMENT
TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5

MANAGEMENT	7

EXECUTIVE COMPENSATION	14

COMPENSATION DISCUSSION AND ANALYSIS	15

INDEPENDENT PUBLIC ACCOUNTANTS	22

REPORT OF THE AUDIT COMMITTEE	23

REPORT OF THE COMPENSATION COMMITTEE	24

PROPOSAL ONE: ELECTION OF DIRECTORS	25

PROPOSAL TWO: RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26

PROPOSAL THREE: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	27

ANNUAL REPORT TO SHAREHOLDERS	28

OTHER MATTERS	28

SHAREHOLDER PROPOSALS	28

SILVER BULL RESOURCES, INC.
925 West Georgia Street, Suite 1908
Vancouver, British Columbia V6C 3L2

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, APRIL 10, 2014

ABOUT THE ANNUAL MEETING

This proxy statement (the “Proxy Statement”) is furnished to shareholders of Silver Bull Resources, Inc. (“Silver Bull” or the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Silver Bull, on behalf of the Company, to be voted at the Annual Meeting of Shareholders (the “Meeting”).  The Meeting will be held at our offices located at 925 West Georgia Street, Suite 1908, Vancouver, British Columbia V6C 3L2, on Thursday, April 10, 2014 at 10:00 a.m. local time, or at any adjournment or postponement thereof.  The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This year, we have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission and Canadian securities regulators’ "notice and access" rules. Our proxy materials are available at www.proxyvote.com. We also post our proxy materials on our website at http://www.silverbullresources.com/s/agm.asp.  This Notice of Annual Meeting of Shareholders and related proxy materials are being made available to shareholders beginning on or about Wednesday, February 26, 2014.

All references to currency in this Proxy Statement are in U.S. dollars, unless otherwise indicated.

Notice of Internet Availability of Proxy Materials.

On or about Wednesday, February 26, 2014, we will furnish a Notice of Internet Availability of Proxy Materials (“Notice”) to most of our shareholders containing instructions on how to access the proxy materials and to vote online. In addition, instructions on how to request a printed copy of these materials may be found on the Notice.  If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice. Your vote is important no matter the extent of your holdings.

Solicitation Costs

The cost of preparing and mailing the Notice, requests for proxy materials, and the cost of solicitation of proxies on behalf of the Board will be borne by the Company.  Proxies may be solicited personally or by mail, telephone or facsimile by directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations.  While no arrangements have been made to date, the Company may contract for the solicitation of proxies for the Meeting.  Such arrangements would include customary fees, which would be borne by the Company.

Dissenters Rights

The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Nevada corporation have the right to dissent under the Nevada Private Corporations Chapter of the Nevada Revised Statutes, Nev. Rev. Stat. 78.

What is the purpose of the Meeting?

At our Meeting, shareholders will vote on the following items of business:

1.	Elect six (6) directors, each to serve until the next annual meeting of shareholders of the Company or until their successors are elected and qualified;

2.	Ratify and approve the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ended October 31, 2014; and
3.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.

You will also vote on such other matters as may properly come before the Meeting or any postponement(s) or adjournment(s) thereof.

What are the Board’s recommendations?

Our Board recommends that you vote:

1.	“FOR” the election of the six (6) nominated directors;

2.	“FOR” the ratification and approval of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2014; and
3.	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement.

Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Meeting, except those described in this Proxy Statement. However, if any other matters should properly come before the Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

What shares are entitled to vote?

As of the close of business on Friday, February 21, 2014, the record date for the Meeting, we had 159,072,657 shares of the Company's common stock (“Common Stock”) outstanding.  Each share of our Common Stock outstanding on the record date is entitled to one vote on all items being voted on at the Meeting.  You can vote all of the shares that you owned on the record date.  These shares include: (1) shares held directly in your name as the shareholder of record; and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

What is required to approve each item?

1.
For Proposal No. 1 (election of directors), six (6) candidates will be elected by a plurality of affirmative votes. That is, the six (6) candidates that receive the highest number of affirmative votes will be elected to serve on our Board.

2.
For Proposal No. 2 (ratification and approval of the appointment of independent auditors), the affirmative vote of the holders of a majority of the shareholders’ shares present in person or represented by proxy at the Meeting and entitled to vote, is required.

3.
For Proposal No. 3 (advisory vote on executive compensation), the affirmative vote of the holders of a majority of the shareholders’ shares present in person or represented by proxy at the Meeting and entitled to vote, is required.  Because your vote on this proposal is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

How do I vote my shares?

Each share of Common Stock that you own entitles you to one vote. Your Notice or proxy card shows the number of shares of Common Stock that you own. You may elect to vote in one of the following methods:

•	By Mail - If you have requested a paper copy of the proxy materials, please date and sign the proxy card and return it promptly in the accompanying envelope.

•	By Internet - If you received a Notice of Internet Availability of Proxy Materials, you can access our proxy materials and vote online. Instructions to vote online are provided in the Notice.

•	By Telephone - You may vote your shares by calling the telephone number specified on your proxy card. You will need to follow the instructions on your proxy card and the voice prompts.

•
In Person - You may attend the Meeting and vote in person. We will give you a ballot when you arrive. If your stock is held in the name of your broker, bank or another nominee (a “Nominee”), then you must present a proxy from that Nominee in order to verify that the Nominee has not already voted your shares on your behalf.

If your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or proxy materials, as applicable, are being forwarded to you by that organization.  Your Voting Instruction Form from Broadridge or your Notice provides information on how to vote your shares. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on “routine” matters such as ratification and approval of the appointment of auditors but cannot vote on “non-routine” matters, which now include matters such as votes for Proposal No. 1 (election of directors) and Proposal No. 3 (advisory vote on executive compensation).  Thus, if the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Proxies submitted properly by one of the methods discussed above will be voted in accordance with the instructions contained therein.  If the proxy is submitted but voting directions are not provided, the proxy will be voted “FOR” each of the six (6) director nominees, “FOR” the ratification and approval of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2014, and “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and in such manner as the proxy holders named on the proxy, in their discretion, determine upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Who may attend the Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Meeting.  If you are not a shareholder of record but hold shares through a broker or bank (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of Friday, February 21, 2014, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership.  Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

How may I vote my shares in person at the Meeting?

Shares held in your name as the shareholder of record may be voted in person at the Meeting.  Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or other holder of record that holds your shares giving you the right to vote the shares.  Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions prior to the Meeting as described below so that your vote will be counted if you later decide not to attend the Meeting.

May I change my vote or revoke my proxy after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the Meeting by: (1) delivering a written notice of your revocation to our principal executive office, 925 West Georgia Street, Suite 1908 Vancouver, British Columbia V6C 3L2; or (2) executing and delivering a later dated proxy.  In addition, the powers of the proxy holders will be suspended if you attend the Meeting in person and so request, although attendance at the Meeting will not by itself revoke a previously granted proxy.

What constitutes a quorum?

The presence, in person or by proxy, of one-third of the shares of Common Stock outstanding as of the record date constitutes a quorum for the transaction of business at the Meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies. The inspectors of election will treat shares of Common Stock represented by a properly signed and returned proxy as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

How may I vote on each of the proposals?

For the election of directors pursuant to Proposal One, you may vote “FOR” any nominee, or you may indicate that you wish to withhold authority to vote for one or more of the nominees being proposed.

For Proposal Two, you may vote “FOR” or “AGAINST” the proposal, or you may indicate that you wish to “ABSTAIN” from voting on the proposal.

For Proposal Three, you may vote “FOR” or “AGAINST” the proposal, or you may indicate that you wish to “ABSTAIN” from voting on the proposal.

Who will count the proxy votes?

Votes at the Meeting will be tabulated by one or more inspectors of election who will be appointed by the Chairman of the meeting and who will not be candidates for election to the Board.  We have retained Broadridge Financial Solutions Inc., to act as the inspector of election for the Meeting.

How will abstentions and “broker non-votes” be counted?

Abstentions and “broker non-votes” as to particular matters are counted for purposes of determining whether a quorum is present at the Meeting.  Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders (except with respect to the Election of Directors, where abstentions are excluded), whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.  Except with respect to the Election of Directors, where abstentions are excluded, abstentions have the same effect as votes against proposals presented to shareholders.  A “broker non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions to do so from the beneficial owner.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the Meeting other than the matters described in this Proxy Statement.  If you grant a proxy, either of the officers named as proxy holder, Timothy Barry or Sean Fallis, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Meeting.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The number of shares of the Company’s Common Stock outstanding as of the record date of February 21, 2014 was 159,072,657. The following table sets forth as of the record date the number of shares of the Company’s Common Stock beneficially owned by each of the Company’s directors, nominees and named executive officers and the number of shares beneficially owned by all of the directors, nominee, and named executive officers as a group:

Name and Address of Beneficial Owner (1)	Position	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock

Brian Edgar	Chairman and Director	7,125,815(3)		4.44%

Timothy Barry	President, Chief Executive Officer and Director	2,439,667(4)		1.52%

Joshua Crumb	Director	320,000(5)	*

Murray Hitzman	Director	456,820(6)	*

Daniel Kunz	Director	445,000(7)	*

John McClintock	Director	320,000(8)	*

Sean Fallis	Chief Financial Officer	1,020,000(9)	*

All directors, nominees, and executive officers as a group (7 persons)		12,127,302		7.46%
_________________________

*	The percentage of Common Stock beneficially owned is less than one percent (1%).

(1)	The address of these persons is c/o Silver Bull Resources, Inc., 925 W. Georgia Street, Suite 1908, Vancouver, British Columbia V6C 3L2.

(2)	Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3)
Consists of (i) 5,650,815 shares of Common Stock held directly and (ii) 1,475,000 stock options, which are vested or will vest within 60 days.  Mr. Edgar disclaims beneficial ownership of 664,962 shares of Common Stock beneficially owned by 0893306 B.C. Ltd., a company wholly owned by Mr. Edgar’s spouse.

(4)	Consists of (i) 1,023,000 shares of Common Stock held directly and (ii) 1,416,667 stock options, which are vested or will vest within 60 days.

(5)	Consists of 320,000 stock options, which are vested or will vest within 60 days.

(6)	Consists of (i) 36,820 shares of Common Stock held directly and (ii) 420,000 stock options, which are vested or will vest within 60 days.

(7)	Consists of (i) 420,000 stock options, which are vested or will vest within 60 days and (ii) 25,000 shares held directly by Resource Energy Development, Inc., of which Mr. Kunz is the sole owner.

(8)	Consists of 320,000 stock options, which are vested or will vest within 60 days.

(9)	Consists of (i) 20,000 shares of Common Stock held directly and (ii) 1,000,000 stock options, which are vested or will vest within 60 days.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Company’s Common Stock as of February 21, 2014 by each person (other than the director nominees and executive officers of the Company) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock
Coeur Capital, Inc. (2)	17,353,000	10.91%
Lazarus Investment Partners LLLP (3)	16,696,190	10.50%
_________________________

(1)	Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)	The principal address of Coeur Capital, Inc. is 104 S. Michigan Ave., Ste. 900, Chicago, Illinois 60603. Coeur Capital, Inc. is a wholly-owned subsidiary of Coeur Mining, Inc.

(3)
This information is based on a Form 13G/A filed on February 12, 2014 by Lazarus Investment Partners LLLP (“Lazarus Partners”).  Lazarus Management Company LLC (“Lazarus Management”) is the investment advisor and general partner of Lazarus Partners and Lazarus Macro Micro Partners LLLP (“Macro Micro Partners”). Justin B. Borus (“Mr. Borus”) is the managing member of Lazarus Management. As a result, Mr. Borus may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Lazarus Management. Macro Micro Partners’ holdings in the Company consist of 10,300 shares of Common Stock, and it is not a reporting person. Its shares are included in Lazarus Management’s and Mr. Borus’ holdings, for the reasons set forth above. The foregoing should not be construed in and of itself as an admission by Lazarus Management or Mr. Borus as to beneficial ownership of the shares owned by Lazarus Partners or Macro Micro Partners. Each of Lazarus Management and Mr. Borus disclaims beneficial ownership of the securities set forth above, except to the extent of its or his pecuniary interests therein. The securities set forth above held by Lazarus Partners consist of 16,383,690 shares of Common Stock and warrants to purchase 312,500 shares of Common Stock.   The principal address of each of Lazarus Partners, Lazarus Management and Mr. Borus is 3200 Cherry Creek South Drive, Suite 670, Denver, Colorado  80209.

MANAGEMENT

Identification of Directors and Executive Officers

The table below sets forth the names, titles, and ages of each of the nominees standing for election to the Company’s Board and its executive officers as of the Record Date.  There are no family relationships among any of the director nominees and/or executive officers of the Company.

Except as described herein, there was no agreement or understanding between the Company and any director or executive officer pursuant to which he was selected as an officer or director, although certain of the Company’s executive officers have entered into employment agreements with the Company.

Name	Current Position	Age	Year Initially Appointed as Officer or Director
Brian Edgar	Chairman and Director	64	2010
Timothy Barry	President, Chief Executive Officer and Director	38	2010
Joshua Crumb	Director	34	2012
Murray Hitzman	Director	59	2010
Daniel Kunz	Director	61	2011
John McClintock	Director	62	2012
Sean Fallis	Chief Financial Officer	34	2011

Brian Edgar  Mr. Edgar was appointed Chairman of the Board in April 2010. Mr. Edgar has broad experience working in junior and mid-size natural resource companies. He previously served as Dome's President and Chief Executive Officer from February 2005 until it was acquired by Silver Bull in April 2010. Further, Mr. Edgar served on Dome Ventures Corporation (“Dome”) board of directors from 1998 to 2010. Mr. Edgar currently serves as a director of BlackPearl Resources Inc., Denison Mines Corp., Lucara Diamond Corp., Lundin Mining Corporation, and ShaMaran Petroleum Corp. Mr. Edgar practiced corporate/securities law in Vancouver, British Columbia, Canada for sixteen years.

Timothy Barry  Mr. Barry has served as a director, President and Chief Executive Officer of Silver Bull since March 2011.  From August 2010 to March 2011, he served as our Vice President - Exploration.  Between 2006 and August 2010, Mr. Barry spent 5 years working as Chief Geologist in West and Central Africa for Dome.  During this time, he managed all aspects of Dome’s exploration programs, as well as oversaw corporate compliance for Dome’s various subsidiaries.  Mr. Barry also served on Dome’s board of directors.  In 2005, he worked as a project geologist in Mongolia for Entree Gold, a company that has a significant stake in the Oyu Tolgoi mine in Mongolia.  Between 1998 and 2005, Mr. Barry worked as an exploration geologist for Ross River Minerals on its El Pulpo copper/gold project in Sinaloa, Mexico, for Canabrava Diamonds on its exploration programs in the James Bay lowlands in Ontario, Canada, and for Homestake on its Plutonic Gold Mine in Western Australia.  He has also worked as a mapping geologist for the Geological Survey of Canada in the Coast Mountains, and as a research assistant at the University of British Columbia, where he examined the potential of CO2 sequestration in Canada using ultramafic rocks.  Mr. Barry received a bachelor of science from the University of Otago in Dundein, New Zealand and is a registered geologist.  He also serves on the board of directors of Acme Resources, a junior exploration company listed on the Toronto Stock Exchange.

Joshua Crumb  Mr. Crumb is an engineer and mineral economist with a wide range of executive experience in the mining industry. Mr. Crumb is a co-founder of LEC Minerals Inc., a private investment corporation that also provides advisory services for mining/exploration companies. Mr. Crumb was formerly the Senior Metals Strategist at Goldman Sachs, working in the commodity research division in London, has held various positions within the Lundin group of companies and is currently serving as an independent director of Astur Gold Corp., Zazu Metals Corp., Natural Resource Holdings, Ltd., and Loma Vista Capital Inc.  Mr. Crumb holds a Bachelor of Science degree in Engineering and Master of Science in Mineral Economics from the Colorado School of Mines.

Murray Hitzman  Dr. Hitzman was elected to the Board in April 2010.  Dr. Hitzman has extensive experience in the mining sector and began work in the mining industry with Anaconda Copper Mining Company.  From 1982 through 1993, Dr. Hitzman worked throughout the world for Chevron Resources Company and initiated and managed base and precious metal exploration projects throughout the world.  In 1993, Dr. Hitzman was named Geological Society of America Congressional Fellow and served from September 1993 to August 1994 on the staff of U.S. Senator Joseph Lieberman (CT) working on natural resource and environmental issues.  Dr. Hitzman was named Executive Branch Fellow by the American Association for the Advancement for Science/Sloan Foundation during 1994.  As the Executive Branch Fellow he served as a senior policy analyst in the White House Office of Science and Technology Policy from September 1994 through March 1996 specializing in natural resource, environmental, and geoscience issues.  In June 1996, Dr. Hitzman became a professor at the Colorado School of Mines and, in 2000, was named Head of the Department of Geology and Geological Engineering (he stepped down as such in August 2007).  Dr. Hitzman serves as a director of Tsodilo Resources, a publicly held company.  Dr. Hitzman has a Bachelor of Arts in Geology from Dartmouth College, a Bachelor of Arts in Anthropology from Dartmouth College, a Master of Science in Geology from the University of Washington and a Ph.D. in Geology from Stanford University.

Daniel J. Kunz  Mr. Kunz has more than 35 years of experience in international mining, energy, engineering and construction, including, marketing, business development, management, accounting, finance and operations. Mr. Kunz is Founder and from February 2003 until April 2013 was President and CEO of U.S. Geothermal, Inc., a company focused on renewable energy that is developing geothermal power projects in Idaho, Oregon, Nevada and Guatemala. Mr. Kunz served as Chairman of the Board of U.S. Cobalt Inc. until December 2004. He was Senior Vice President and Chief Operating Officer of Ivanhoe Mines Ltd. from 1997 until October 31, 2000, and served as its President, Chief Executive Officer and Director from November 1, 2000 until March 1, 2003. From March 2, 2003 until March 8, 2004, Mr. Kunz served as President and CEO of Jinshan Gold Mines Inc. Mr. Kunz was Founder of and directed the 1993 initial public offering of the NASDAQ listed MK Gold Company (President, Director & CEO) and, for 17 years, held executive positions with NYSE listed Morrison Knudsen Corporation (including Vice President & Controller). Mr. Kunz holds a Masters of Business Administration and a Bachelor of Science in Engineering Science. He is currently a director of three companies publicly traded on the TSX Venture Exchange, including Chesapeake Gold Corp., Gunpoint Exploration and Kazax Minerals Inc; one company on the US OTC Bulletin Board, Zinco do Brasil Inc., and one company on the London Stock Exchange AIM, Serabl Gold PLC.

John McClintock  Mr. McClintock has a significant amount of experience in all facets of the mineral exploration business, which has come from managing large exploration organizations.  He currently serves as the President of McClintock Geological Management, which provides ongoing management services to Northisle Copper, Gold Inc. and Savant Exploration Ltd.  From February 2007 to November 2008, Mr. McClintock served as President and CEO of Savant Explorations Ltd., a publicly-traded company on the TSX Venture Exchange.  From January 2006 to February 2007, he served as President and COO of Canarc Resources Corp., where he negotiated, among other things, a large land purchase in Mexico.  From November 2004 to December 2005, Mr. McClintock served as an Exploration Manager for BHP Billiton, where he ensured that the $80 million exploration budget focused on areas and commodities with maximum potential for corporate growth.  Mr. McClintock holds an MBA from Simon Fraser University and an undergraduate degree in geology, with honors, from the University of British Columbia.  He is a member of the Professional Engineers of British Columbia, the Prospectors and Developers Association of British Columbia, and the Association of Mineral Exploration of British Columbia.

Sean Fallis. Mr. Fallis was appointed Chief Financial Officer in April 2011.  From February 2011 to April 2011, he served as our Vice President - Finance.  From July 2008 to February 2011, Mr. Fallis served as the Corporate Controller for gold producer Rusoro Mining Ltd.  Prior to working at Rusoro Mining Ltd, he worked at PricewaterhouseCoopers as an Audit Senior Associate from January 2007 to June 2008, where he worked with both Canadian and U.S. publicly listed companies in the audit and assurance practice.  At PricewaterhouseCoopers, Mr. Fallis focused on clients in the mining industry.  Further, he worked at SmytheRatcliffe Chartered Accountants as a staff accountant from September 2004 to December 2006.  Mr. Fallis received a bachelor of science from Simon Fraser University in 2002 and is a Chartered Accountant.

Board Composition

The members of the Board will be elected by a plurality vote, and the Board believes that the process in place to elect directors allows for the appointment of the most qualified candidates. The Company has not implemented a majority voting policy for the election of directors. The Board seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight obligations effectively.  The Company’s Corporate Governance and Nominating Committee is charged with identifying, screening and/or appointing persons to serve on the Board.  In identifying Board candidates, it is the Company’s goal to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors.  The Board believes that the process in place to identify candidates and elect directors allows the most qualified candidates to be appointed independently.

The Company believes that each of the persons standing for election to the Board at the Meeting has the experience, qualifications, attributes and skills that, when taken as a whole, will enable the Board to satisfy its oversight responsibilities effectively.  With regard to the Board nominees, the following factors were among those considered that led to the Board’s conclusion that each would make valuable contributions to the Board:

•
Brian Edgar:  The Board believes that Mr. Edgar is qualified to serve as a director of the Company because of his extensive experience working with junior and mid-size natural resource companies, as well as his experience with and general knowledge of the capital markets.

•
Timothy Barry:  The Board believes that Mr. Barry is qualified to serve as a director of the Company because of his geological education and background, and his significant experience with junior and mid-size natural resources companies, particularly early-stage natural resource companies.

•
Joshua Crumb:  The Board believes that Mr. Crumb is qualified to serve as a director of the Company because of his extensive experience in the mining industry, including valuation and analysis of mineral projects and analysis of commodity prices, as well as his education and general knowledge of the mining industry.

•
Murray Hitzman:  The Board believes that Mr. Hitzman is qualified to serve as a director of the Company because of his extensive experience in the mining sector and his experience as serving as a director of public companies with international projects.

•
Daniel Kunz:  The Board believes that Mr. Kunz is qualified to serve as a director of the Company because of his significant experience in international mining, engineering and construction projects, and his many years of senior management and director experience.

•
John McClintock: The Board believes that Mr. McClintock is qualified to serve as a director of the Company because of his significant experience in all facets of the mineral exploration business, which includes managing large exploration organizations, as well as his education and general knowledge of the exploration industry.

Involvement in Certain Legal Proceedings

During the past ten years none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K, including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity.  Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Transactions with Related Persons

Pursuant to its charter, our Audit Committee reviews and approves all related party transactions on an ongoing basis.  The following sets out information regarding transactions between the Company and its officers, directors and significant shareholders since November 1, 2012.

Employment Agreements

Each of our current executive officers has entered into an employment agreement with the Company.  The terms of the employment agreements with Messrs. Edgar, Barry and Fallis are described below under the heading Executive Compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of the Company's outstanding Common Stock to file reports of ownership with the Securities and Exchange Commission (“SEC”).  Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company during and for the Company’s year ended October 31, 2013, there were no directors or officers or more than 10% shareholders of the Company who failed to timely file a Form 3, 4 or 5.

Independence of the Board

The Company’s Board consists of Timothy Barry, Brian Edgar, Murray Hitzman, Daniel Kunz, Joshua Crumb and John McClintock.  The same Board is nominated by the Company for re-election at the Meeting.  Each of Mr. Crumb, Mr. Hitzman, Mr. Kunz and Mr. McClintock is considered “independent” as that term is defined in Section 803A of the NYSE MKT Company Guide and Section 311 of the TSX Company Manual.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  Brian Edgar has been the Company’s Chairman of the Board since April 2010, while Timothy Barry has served as the Company’s Chief Executive Officer since February 2011.  The Board believes that this leadership structure is appropriate as Mr. Edgar and Mr. Barry bring complimenting attributes to the Company’s business operations and strategic plans and generally are focused on somewhat different aspects of the Company’s operations.  Mr. Barry, with his geological background and experience, has a greater depth of knowledge regarding the Company’s exploration activities, while Mr. Edgar has a significant amount of experience with mid-sized and junior level exploration and mining companies and with the capital markets.

Although Mr. Edgar does not work full-time for the Company, he does devote a significant portion of his time to the day-to-day affairs of, and plays a key policy-making role for, the Company.  For this reason, the Company views Mr. Edgar as one of its executive officers.

Also, the Board does not have a formal policy with respect to the consideration of diversity when assessing directors and directorial candidates but considers diversity as part of its overall assessment of the Board’s functioning and needs.

Board’s Role in Risk Oversight

Company management is charged with the day-to-day management of risks the Company faces.  However, the Board, directly and through its committees, is actively involved in the oversight of the Company’s risk management policies.  The Audit Committee is charged with overseeing enterprise risk management, generally, and with reviewing and discussing with management the Company’s major risk exposures (whether financial, operating or otherwise) and the steps management has taken to monitor, control and manage these exposures, including the Company’s risk assessment and risk management guidelines and policies.  The Audit Committee reports to the Board regarding the foregoing matters, and the Board ultimately approves any changes in corporate policies, including those pertaining to risk management. Additionally, the Compensation Committee oversees the Company’s compensation policies generally, in part to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company.  The Audit Committee and the Compensation Committee correspond with, and report to, management and the Board.

Meetings of the Board and Committees

Board of Directors

The Company’s Board held 11 meetings during the year ended October 31, 2013, and three additional meetings during the current fiscal year.  Such meetings consisted of both actions taken by the unanimous written consent of the directors and live meetings at which the directors were present in person or by telephone.  All of the Company’s directors attended at least 75% of the Board meetings conducted during the fiscal year ended October 31, 2013, except for Mr. Hitzman, who attended 73% of the Board meetings.  The Company does not have a formal policy with regard to board members’ attendance at annual meetings but encourages them to attend shareholder meetings.  Messrs. Edgar and Barry attended last year’s annual meeting of shareholders.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The following persons serve on our Audit Committee, each of whom is considered “independent” under Section 803A of the NYSE Amex Company Guide and Rule 10A-3 of the Exchange Act: Joshua Crumb, John McClintock and Daniel Kunz.  Mr. Kunz is the “financial expert” for the Audit Committee.

The Audit Committee held five meetings during the year ended October 31, 2013, and has held two meetings during the current fiscal year.  All of the members attended the meetings in person or by telephone.  On May 1, 2006, the Board adopted a written charter for the Audit Committee, which was amended February 14, 2012.  The Audit Committee charter is available on our website at www.silverbullresources.com.

Compensation Committee

The Company’s Compensation Committee consists of Murray Hitzman, John McClintock and Daniel Kunz, each of whom is considered “independent” under Sections 803A and 805 of the NYSE MKT Company Guide.  The Compensation Committee held four meetings during the year ended October 31, 2013, some of which were held by unanimous written consent, and has held one additional meeting during the current fiscal year.

Duties of the Compensation Committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment agreements for senior executives.  This includes the responsibility: (1) to determine, review and approve on an annual basis the corporate goals and objectives with respect to compensation for the senior executives; and (2) to evaluate at least once a year the performance of the senior executives in light of the established goals and objectives and, based upon these evaluations, to determine the annual compensation for each, including salary, bonus, incentive and equity compensation.  The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate.  The Committee may also invite the executive officers and other members of management to participate in their deliberations, or to provide information to the Committee for its consideration with respect to such deliberations, except that the chief executive officer may not be present for the deliberation of or the voting on compensation for the Chief Executive Officer.  The Chief Executive Officer may, however, be present for the deliberation of or the voting on compensation for any other officer.

The Compensation Committee also has the authority and responsibility: (1) to review the fees paid to independent directors for service on the Board and its committees, and make recommendations to the board with respect thereto (however disinterested members of the board ultimately determine the fees paid to the independent directors); and (2) to review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the board as needed.

The Compensation Committee is authorized to delegate any of its responsibilities to a subcommittee as the Compensation Committee deems appropriate. The Compensation Committee’s charter was adopted by the Board on May 1, 2006 and amended on December 5, 2006 and February 22, 2013.  The charter is available on our web site at www.silverbullresources.com.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee served as an employee of the Company during the year ended October 31, 2013 (or subsequently).  No current member of Compensation Committee formerly served as an officer of the Company, and none of the current members of the Compensation Committee have entered into a transaction with the Company in which they had a direct or indirect interest that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.  During the past year, no executive officer of the Company served as a director or on the compensation committee of another entity whose executive officer also served on the Company’s Board or Compensation Committee.

Corporate Governance and Nominating Committee

The Company’s Corporate Governance and Nominating Committee consists of Daniel Kunz, Murray Hitzman and Joshua Crumb, each of whom is considered “independent” under Section 803A of the NYSE MKT Company Guide.  Duties of the Corporate Governance and Nominating Committee include oversight of the process by which individuals may be nominated to our Board.  Our Corporate Governance and Nominating Committee’s charter was adopted by the Board on May 1, 2006 and amended on July 7, 2006 and February 22, 2013 and is available on our web site at www.silverbullresources.com.

The functions performed by the Corporate Governance and Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees.  In making nominations, our Corporate Governance and Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders.

The Corporate Governance and Nominating Committee will consider nominees proposed by our shareholders.  To recommend a prospective nominee for the Corporate Governance and Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing to Silver Bull Resources, Inc., Attention: Corporate Governance and Nominating Committee, 925 West Georgia Street, Suite 1908, Vancouver, British Columbia V6C 3L2.

A shareholder nomination submitted to the Corporate Governance and Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company by the date mentioned in the most recent proxy statement under the heading Shareholder Proposals, as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5:

(i)	The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation.

(ii)
The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly.

(iii)
The name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the “proposed nominee”) together with information regarding such person's education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years and other relevant information.

(iv)	Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K.

(v)
Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation)  been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K).

(vi)	Information regarding the share ownership of the proposed nominee required by Item 403 of Regulation S-K.

(vii)	Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of Regulation S-K.

(viii)
The signed consent of the proposed nominee in which he or she: (a) consents to being nominated as a director of the Company if selected by the nominating committee; (b) states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement; (c) states whether the proposed nominee is “independent” as defined by Section 803A of the NYSE MKT Company Guide; and (d) attests to the accuracy of the information submitted pursuant to paragraphs (i) through (vii), above.

Although the information may be submitted by fax, e-mail, mail or courier, the Corporate Governance and Nominating Committee must receive the proposed nominee’s signed consent, in original form, within ten days of making the nomination.

When the information required above has been received, the Corporate Governance and Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.  No shareholder nominations were received in connection with the Meeting.

The process for evaluating a director nominee is the same whether a nominee is recommended by a shareholder or by an existing officer or director. The Corporate Governance and Nominating Committee will:

(1)
Establish criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge and diversity of viewpoints.  The Corporate Governance and Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company;

(2)
Identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chairman of the Board, make recommendations to the Board on new candidates for Board membership; and

(3)
Receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers or shareholders in accordance with policies set by the Corporate Governance and Nominating Committee and applicable laws.

The Corporate Governance and Nominating Committee held one telephonic meeting during the year ended October 31, 2013 and has held one telephonic meeting during the current fiscal year.  The Corporate Governance and Nominating Committee has nominated Brian Edgar, Timothy Barry, Joshua Crumb, John McClintock, Daniel Kunz and Murray Hitzman to stand for re-election at the Meeting.  The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Shareholder Communication with the Board

The Company values the views of its shareholders (current and future shareholders, employees and others).  Accordingly, the Board established a system through its Audit Committee to receive, track and respond to communications from shareholders addressed to the Company’s Board or to its non-management directors.  Any shareholder who wishes to communicate with the Board or the non-management directors may write to:

Silver Bull Resources, Inc.
Attention: Audit Committee Chair
925 West Georgia Street, Suite 1908
Vancouver, British Columbia V6C 3L2

The chair of the Audit Committee is the Board Communications Designee.  He will review all communications and report on the communications to the chair of the Corporate Governance and Nominating Committee, the full Board or the non-management directors as appropriate.  The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source.

EXECUTIVE COMPENSATION

Compensation and Other Benefits of Named Executive Officers

The following table sets out the compensation received for the years ended October 31, 2013, 2012, and 2011 in respect to each of named executive officers.

SUMMARY COMPENSATION TABLE

	Fiscal	Salary	Non-Equity Incentive Plan Compensation	Stock Awards	Option Awards	All Other Compensation	Total
Name and Principal Position	Year	($) (5)	($) (5)	($)	($) (1)	($)	($)

Timothy Barry (2)	2013	207,155	28,771	-	72,670	-	308,596
President, Chief Executive Officer and	2012	216,216	30,030	-	160,658	-	406,904
Director	2011	203,919	25,110	-	172,515	-	401,544

Sean Fallis (3)	2013	167,834	24,775	-	58,136	-	250,745
Chief Financial Officer	2012	157,658	27,528	-	165,254	-	350,440
	2011	112,538	12,555	-	257,756	-	382,849

Brian Edgar (4)	2013	86,314	-	-	60,482	-	146,796
Chairman and Director	2012	90,090	-	-	148,500	-	238,590
	2011	89,934	-	-	-	-	89,934

__________________________

(1)
Amounts represent the calculated fair value of stock options granted to the named executive officers based on provisions of ASC 718-10, Stock Compensation. See note 11 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2013 for a discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

(2)
Mr. Barry was appointed as Vice President – Exploration on September 1, 2010, and then as our President and Chief Executive Officer on February 25, 2011.   As amended on June 1, 2011 and February 26, 2013, Mr. Barry’s employment agreement provides for base compensation of CDN $216,000 annually.  Also, Mr. Barry is eligible to receive an annual bonus at the discretion of the Board.   For fiscal year 2013, Mr. Barry was paid an aggregate bonus of $28,771, which includes a portion of the CDN$30,000 bonus paid for calendar year 2013 performance and a portion of the CDN$30,000 bonus paid for calendar year 2012 performance.

(3)
Mr. Fallis was appointed as the Company’s Chief Financial Officer on April 15, 2011.  From February 7, 2011 to April 14, 2011, he served as our Vice President – Finance.   On February 26, 2013, Silver Bull entered into an amended and restated employment agreement with Sean Fallis that provides for an annual base salary effective March 1, 2013 of CDN$180,000, and he is eligible to receive an annual bonus at the discretion of the Board.  Prior to the amended employment agreement, Mr. Fallis’ base compensation was previously CDN$165,000 per year since May 1, 2012 and CDN$150,000 per year prior to that.  For fiscal year 2013, Mr. Fallis was paid a bonus of $24,775, which includes a portion of the CDN$25,000 bonus paid for calendar year 2013 performance and a portion of the CDN$30,000 bonus paid for calendar year 2012 performance.

(4)	Mr. Edgar is paid CDN$90,000 per year.

(5)	All 2011, 2012, and 2013 CDN$ amounts have been converted to US $ using the CDN$/US $ exchange rate as of October 31, 2011, 2012, and 2013, respectively.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for the executive officers identified in the Summary Compensation Table contained above (the “named executive officers”).

The Compensation Committee of the Board (the “Committee”) reviews and approves the total direct compensation packages for each of our executive officers. Notably, the salary and other benefits payable to those persons who served as our named executive officers during the year ended October 31, 2013 are set forth in employment agreements which are discussed below.  Stock option grants, as applicable to the named executive officers, are reviewed by the Committee and approved by the Board.  The Committee has not engaged the services of or paid a fee to any compensation consultant or other third party to evaluate or assist with the evaluation of the Company’s compensation arrangements.

The principle objectives that guide the Committee in its deliberations regarding executive compensation matters include:

•	attracting and retaining highly qualified executives who share our Company values and commitment by designing the total compensation package to be fair and competitive;

•	providing executives with contractual terms that offer them reasonable security; and

•
 motivating executives to provide excellent leadership and achieve Company goals by linking short-term and long-term incentives to the achievement of business objectives, thereby aligning the interests of executives and shareholders.

The primary elements of compensation to our named executive officers are cash compensation and equity compensation in the form of stock option grants, each of which are further described below.

In April 2011, we held a shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote.  Our shareholders overwhelmingly approved the compensation of our named executive officers, with over 95% of shareholder votes cast in favor of our say-on-pay resolution.  As we evaluated our compensation practices in subsequent years, we were mindful of the strong support our shareholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of shareholder value.  As a result, our Committee decided to retain our general approach to executive compensation, with an emphasis on short and long-term incentive compensation that rewards our executives when they deliver value for our shareholders.  In addition, our shareholders recommended, in a non-binding vote, that shareholder advisory votes on the compensation of our executive officers be held every three years.  Approximately 60% of the votes cast were voted in favor of a three-year frequency.  Accordingly, the Board adopted the shareholders’ recommendation to hold the say-on-frequency vote every three years.  Therefore we are submitting the compensation of our named executive officers to an advisory vote as more fully described in Proposal Three below.

The Compensation Committee evaluates executive performance and makes salary adjustments, discretionary bonus determinations and equity awards.  For calendar year 2013, the Compensation Committee approved a discretionary bonus of CDN$30,000 to Mr. Barry for his performance during calendar year 2013.  In awarding this bonus, the Committee considered, among other things, the completion of the February 2013 equity financing and the continued advancement of the Sierra Mojada Project.  The Committee also approved a discretionary bonus of CDN$25,000 to Mr. Fallis for his performance during calendar year 2013.  In awarding his bonus, the Committee considered, among other things, his success in collecting outstanding value added taxes receivable in Mexico and his work supporting the advancement of the Sierra Mojada Project.  Mr. Edgar was not awarded a discretionary bonus for calendar year 2013.

In February 2014, the Compensation Committee approved bonus targets for our named executive officers.  For Mr. Barry, the Committee approved a 2014 bonus target of CDN$30,000.  The amount of bonus awarded to Mr. Barry will be determined in 2015 at the discretion of the Compensation Committee based on his performance during 2014 evaluated by the Committee.  For Mr. Fallis, the Committee approved a 2014 bonus target of CDN$25,000.  The amount of bonus awarded to Mr. Fallis will be determined in 2015 at the discretion of the Compensation Committee based on his performance during 2014 evaluated by the Committee. No bonus performance target was approved for Mr. Edgar.  Any bonus for Mr. Edgar’s 2014 performance will be determined solely by the Committee’s discretion.

Cash Compensation Payable to our Named Executive Officers

Our named executive officers receive a base salary payable in accordance with our normal payroll practices.  The base salaries of our executive officers are set forth in employment agreements between the Company and each officer.  Based on the Committee's knowledge of the industry and size and financial resources of the Company, the Committee believes that the base salaries of the Company’s executive officers are competitive to those that are received by comparable officers with comparable responsibilities in similar companies.

When the Committee considers total cash compensation for our named executive officers, we do so by evaluating their responsibilities, experience and the competitive marketplace.  Specifically, the Committee considers the following factors:

•	the executive’s leadership and operational performance and potential to enhance long-term value to the Company’s shareholders;

•	the Company’s financial resources;

•	performance compared to the financial, operational and strategic goals established for the Company;

•	the nature, scope and level of the executive’s responsibilities;

•	competitive market compensation paid by other companies for similar positions, experience and performance levels; and

•	the executive’s current salary, the appropriate balance between incentives for long-term and short-term performance.

Historically, the Company has entered into employment agreements with its executive officers that provide for a base salary and other benefits.

Option Grants to our Named Executive Officers

We have granted stock options to our named executive officers.  Historically, options were granted to officers on or about the time of their initial appointment.  We also may make additional awards to our executive officers at the discretion of the Board.  Options granted to our executive officers generally vest over a period of two years from the date of grant, subject to acceleration in certain circumstances, including upon a change of control.   These option grants are intended to provide incentives to our officers who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it.  We believe that option grants also help to align the interests of our management and employees with the interests of shareholders.  Further, we believe that these option grants serve as additional incentive for our officers and in turn the achievement of these objectives will help our performance.  The amount of the option grant to our executive officers is intended, in conjunction with cash salary and bonus amounts, to provide aggregate compensation that is competitive with amounts received by similarly experienced officers of comparable companies.

Employment Agreements with our Named Executive Officers

Historically the Company has entered into employment agreements with its named executive officers. Each of our executive officers is paid a salary for their services and has been granted stock options in consideration for their services. When the Committee considers salaries for our executives, it does so by evaluating their responsibilities, experience, the competitive marketplace and our financial resources and projections. Pursuant to its charter, the Committee reviews and approves the terms of the compensation granted and awarded to our named executive officers.

Timothy Barry

On February 26, 2013, Mr. Barry entered into an amended and restated employment agreement with the Company, pursuant to which he receives a base salary of CDN$18,000 per month (CDN $216,000 per year).  Mr. Barry is also eligible to receive an annual bonus based on performance criteria set by the Board.  According to the severance terms of the amended and restated employment agreement, upon termination of employment by the Company, Mr. Barry is entitled to receive a lump sum severance payment equal to twelve (12) months of base salary if Mr. Barry is terminated without cause.  However, upon a change of control (which is defined in the amended and restated employment agreement), Mr. Barry is entitled to receive a lump sum severance payment equal to twenty-four (24) months of his base salary plus the previous year’s bonus, if Mr. Barry or the Company terminates his employment within three months of such change of control.

Under his amended and restated employment agreement, Mr. Barry will also be subject to a non-compete provision for six (6) months following termination of his employment for any reason; provided, however, that the non-compete provision shall not apply if the Company terminates his employment following a change of control.

Sean Fallis

On February 26, 2013, Mr. Fallis entered into an amended and restated employment agreement with the Company that increases his annual base salary to CDN$180,000 effective March 1, 2013.  Mr. Fallis is eligible to receive an annual bonus based on performance criteria set by the Board.  The amended and restated employment agreement provides that Mr. Fallis is entitled to receive, upon termination of employment by the Company, a lump sum severance payment of up to six (6) months base salary if such termination takes place after February 7, 2014, if Mr. Fallis meets certain employment terms and is terminated without cause. However, upon a change of control (which is defined in the amended and restated employment agreement), Mr. Fallis is entitled to receive a lump sum severance payment equal to twenty-four (24) months of his base salary plus the previous year’s bonus, if Mr. Fallis or the Company terminates his employment within three months of such change of control.

Under his amended and restated employment agreement, Mr. Fallis will also be subject to a non-compete provision for six (6) months following termination of his employment for any reason; provided, however, that the non-compete provision shall not apply if the Company terminates his employment following a change of control.

 Brian Edgar

Effective February 26, 2013, Mr. Edgar entered into an amended and restated employment agreement with the Company, pursuant to which he receives a base salary of CDN $7,500 per month (CDN $90,000 per year).  Mr. Edgar is also eligible to receive an annual bonus for prior calendar year service at the discretion of the Board.  Although Mr. Edgar holds the title of Chairman, because he dedicates a significant portion of his time to the day-to-day affairs of the Company and continues to have a key role in policy-making for the Company, the Company views Mr. Edgar as one of its named executive officers.

According to the severance terms of the amended and restated employment agreement, upon termination of employment by the Company without cause, Mr. Edgar is entitled to receive a lump sum severance payment equal to twelve (12) months of his base salary.  However, upon a change of control (which is defined in the amended and restated employment agreement), Mr. Edgar is entitled to receive a lump sum severance payment equal to twenty-four (24) months of his base salary plus the previous year’s bonus, if Mr. Edgar or the Company terminates his employment within three months of such change of control.

Under his amended and restated employment agreement, Mr. Edgar will also be subject to a non-compete provision for six (6) months following termination of his employment for any reason; provided, however, that the non-compete provision shall not apply if the Company terminates his employment following a change of control.

 Potential Payments Upon Termination or Change of Control

The following table shows the potential payments upon termination of employment of our executive officers as of October 31, 2013.  For the purposes of this table, it is assumed that the terminated employee receives the maximum payment under his amended and restated employment agreement with the Company, and, in the case of a change of control, that each officer terminates employment following the change of control.  For purposes of the officers’ amended and restated employment agreements, “Change of Control” means the occurrence of one or more of the following events:

(i)	a sale, lease or other disposition of all or substantially all of the assets of the Company;

(ii)
a consolidation or merger of the Company with or into any other corporation or other entity or person (or any other corporate reorganization) in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the outstanding voting power of the surviving entity (or its parent) following the consolidation, merger or reorganization; or

(iii)
a transaction or series or related transactions pursuant to which any person, entity or group or any comparable successor acquires beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

As noted above, we amended the employment agreements of our executive officers to, among other things, increase the amount payable upon a termination following a change of control.  We believe these changes improve the retentive value of the employment agreements and that the revised amounts are more comparable to the amounts that would be paid in similar circumstances to executives at similarly situated companies.

		Cash Severance Payment	Accelerated Vesting
Name	Terminate Event	($) (1)	($) (2)	Total ($)
Timothy Barry(2)	For Cause:	-	-	-
	Without Cause:	$207,155	-	$207,155
	Change of Control:	$443,080	-	$443,080

Sean Fallis(3)	For Cause:	-	-	-
	Without Cause:	$57,543	-	$57,543
	Change of Control:	$374,029	-	$374,029

Brian Edgar(4)	For Cause:	-	-	-
	Without Cause:	$86,314	-	$86,314
	Change of Control:	$172,629	-	$172,629

______________________

(1)	CDN$ amounts have been converted to US $ using the CDN$/US $ exchange rate as of October 31, 2013.

(2)
Options to purchase common stock vest in equal installments annually over one to two years from the date of grant, subject to acceleration in certain circumstances, including upon a change of control.  The value of the vesting acceleration was calculated by multiplying the number of unvested in-the-money options as of October 31, 2013 by the spread between the closing price of our common stock on October 31, 2013 and the exercise price of such unvested options.  Because all relevant options are out of the money, no value is shown for accelerated vesting of options in the table above.

(3)
Mr. Barry’s employment agreement provided that a termination without cause prior to February 25, 2013 would result in a lump sum severance payment of six (6) months of his base salary, and a termination without cause after February 25, 2013 would result in a lump sum severance payment of twelve (12) months of his base salary.  The amount shown in the table above assumes that a termination occurred on October 31, 2013 and therefore a twelve-month severance payment would have been payable.  In February 2013, Mr. Barry’s employment agreement was amended to increase the amount payable upon a change of control from twelve (12) months of base salary, plus prior year’s bonus, to twenty-four (24) months of base salary, plus prior year’s bonus.

(4)
In February 2013, Mr. Fallis’ employment agreement was amended to increase the amount payable upon a change of control from twelve (12) months of base salary, plus prior year’s bonus, to twenty-four (24) months of base salary, plus prior year’s bonus.

(5)
In February 2013, Mr. Edgar’s employment agreement was amended to increase the amount payable upon a change of control from twelve (12) months of base salary, plus prior year’s bonus, to twenty-four (24) months of base salary, plus prior year’s bonus

Stock Option, Stock Awards and Equity Incentive Plans

The Company has two stock option plans.  The 2006 Stock Option Plan (the “2006 Plan”) was adopted by the Board in May 2006, and approved by the shareholders in July 2006.  The 2010 Stock Option and Bonus Plan (the “2010 Plan”, together with the 2006 Plan, the “Plans”) was adopted by the Board in December 2009 and approved by the shareholders in April 2010.

Under the 2006 Plan, the Company may grant incentive options or stock bonuses to employees (including officers), consultants and directors (whether or not they are employees) of the Company or its present or future divisions, affiliates and subsidiaries (together, “Eligible Persons”) for up to a total of 5,000,000 shares of common stock.  Under the 2010 Plan, the lesser of (i) 30,000,000 shares or (ii) 10% of the total shares outstanding will be reserved to be issued upon the exercise of options or the grant of stock bonuses granted to Eligible Persons.

Options granted under the Plans shall have an exercise price equal to or greater than the “Fair Market Value” which is defined in the Plan as the closing price of the Company’s Shares on the principal trading market on the date of the grant.

Options granted under the Plans typically have a graded vesting schedule over approximately one to two years and have a contractual term of five to ten years, subject to acceleration in certain circumstances, including upon a change of control.  In any event, no exercise period of options granted can exceed ten years from the date of the grant.  Options granted are not assignable other than by will or applicable laws of intestacy.

Unless otherwise provided in the option agreement between the Company and the optionee, if the optionee ceases to be an employee, officer, director or consultant of the Company, other than by reason of death or disability, all vested and unexercised options granted thereunder to such optionee will terminate three months following the date the optionee ceases to hold such office or directorship, or the end of the original term of the option if earlier, and will terminate upon the date of termination of employment or other relationship if the optionee is discharged for cause. Vested and unexercised options granted will be exercisable within one year after the date of death or disability of the optionee, or the end of the original terms if earlier. Unvested options expire immediately upon the date optionee ceases to be an employee, officer, director or consultant of the Company, including by death or disability.

The following table sets forth the outstanding equity awards for each named executive officer at October 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
	Number of Securities
	Underlying Unexercised
	Options (1)		Option	Option
Name and Principal Position	Exercisable	Un- exercisable	Exercise Price ($)	Expiration Date

Timothy Barry	500,000	-	$0.72	08/23/2015
President, Chief Executive Officer and Director (2)	250,000	-	$1.05	02/25/2016
	133,333	66,667	$0.54	01/12/2017
	300,000	150,000	$0.50	10/11/2017
	166,667	333,333	$0.37	06/25/2018

Sean Fallis	350,000	-	$1.12	02/07/2016
Chief Financial Officer (3)	166,667	83,333	$0.54	01/12/2017
	266,667	133,333	$0.50	10/11/2017
	133,333	266,667	$0.37	06/25/2018

Brian Edgar	600,000	-	$0.72	08/23/2015
Chairman and Director (4)	200,000	-	$0.54	01/12/2017
	450,000	-	$0.50	10/11/2017
	225,000	225,000	$0.37	06/26/2018
_________________________

(1)	Includes options granted under the 2010 Stock Option Plan.

(2)	Options vest in three equal installments: one-third on the grant date, one-third on the first anniversary of the grant date and one-third on the second anniversary of the grant date.

(3)
Options vest in three equal installments: one-third on the grant date, one-third on the first anniversary of the grant date and one-third on the second anniversary of the grant date. However, the first installment of the February 7, 2011 grant did not vest until May 9, 2011.  Subsequent vesting of this grant occurred on the first- and second-year anniversary of the grant date, respectively.

(4)	Options vest in two equal installments: one-half on the grant date and one-half on the anniversary of the grant date.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes grants of awards to our executive officers during the fiscal year ended October 31, 2013 and possible future payouts pursuant to those awards.

		Estimated Future Payouts Under Non–Equity Incentive Plan Awards (1)				Grant Date for	All Other Option Awards: Number of Shares Underlying	Grant Date Fair Value of Option
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Option Awards	Options (2) (#)	Awards ($)
Timothy Barry	2/22/2013	-	$	CDN30,000	(3)	-	-	-
	-	-		-	-	06/26/2013	500,000	72,670
Sean Fallis	2/22/2013	-	$	CDN25,000	(3)	-	-	-
	-	-		-	-	06/26/2013	400,000	58,136
Brian Edgar	-	-		-	(3)	-	-	-
	-	-		-	-	06/26/2013	450,000	60,482
_________________________

(1)
Includes amounts that may be payable as cash bonuses as described in “Compensation Discussion and Analysis - Employment Agreements with our Named Executive Officers” granted under the executive officers’ amended and restated employment agreements.

(2)	These options are described in “Compensation Discussion and Analysis - Option Grants to our Named Executive Officers” and in the “Compensation Discussion and Analysis – Option Awards” table.

(3)	Bonus potential, if any, is at the discretion of the Board.

Compensation of Directors

During the year ended October 31, 2013, the following persons served on the Company’s Board:

• Brian Edgar (Chairman) (1)
• Timothy Barry (2)
• Murray Hitzman (1)
• Daniel Kunz (3)
• Joshua Crumb (4)
• John McClintock (4)

_________________________

(1)	Elected to the Board effective as of April 16, 2010.

(2)	Elected to the Board effective as of March 2, 2011.

(3)	Elected to the Board effective as of April 20, 2011.

(4)	Elected to the Board effective as of February 22, 2012.

Independent Director Compensation Structure

As of October 31, 2013, the Board concluded that the following directors were considered “independent”: (a) Joshua Crumb, (b) Murray Hitzman, (c) John McClintock and (d) Daniel Kunz.

The Company’s independent directors are compensated $20,000 per year, paid in quarterly installments, and are issued additional stock option grants for their services.  In addition, the person serving as the Chair of the Company’s Audit Committee receives an annual cash fee of $6,000 (payable in quarterly installments), and its Compensation Committee Chair and its Corporate Governance and Nominating Committee Chair each receive, respectively, an annual cash fee of $3,000 (payable in the same manner), in each case in consideration for their respective service as the chairs of such committees.

Chairman Compensation Structure

Effective April 16, 2010, Brian Edgar began serving as the Company’s Executive Chairman.  Effective September 2, 2011, the Company entered into an amended and restated employment agreement with Mr. Edgar.  Mr. Edgar is being compensated at the rate of CDN $7,500 per month (CDN $90,000 per year) and will be eligible for an annual bonus at the discretion of the Board.  The amended and restated employment agreement the Company entered into with Mr. Edgar on February 26, 2013, did not change Mr. Edgar’s annual salary. Because the Company views Mr. Edgar as an executive officer, his compensation is shown above in the Summary Compensation Table rather than in the Director Compensation Table below.  On January 9, 2012, the Company changed Mr. Edgar’s title to Chairman.

According to the severance terms of the of the amended and restated employment agreement, upon termination of employment by the Company without cause, Mr. Edgar is entitled to receive a lump sum severance payment equal to twelve (12) months of his base salary.  Upon a change of control (which is defined in the amended and restated employment agreement), Mr. Edgar is entitled to receive a lump sum severance payment equal to twenty-four (24) months of his base salary plus the amount of the prior year’s bonus (if any), if Mr. Edgar or the Company terminates his employment within three (3) months of such change of control.

Director Compensation – Fiscal Year 2013

During the year end October 31, 2013, the Company compensated the following directors, who are not named executive officers, for their services as directors as follows:

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Option awards ($) (1)	Total ($)
Murray Hitzman (2)	23,000	10,752	33,752
Daniel Kunz (3)	26,000	10,752	36,752
Joshua Crumb (4)	23,000	10,752	33,752
John McClintock (5)	20,000	10,752	30,752
_________________________

(1)
Amounts represent the calculated fair value of stock options granted to the named directors based on provisions of ASC 718-10, Stock Compensation. See note 11 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2013 for discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

(2)	Mr. Hitzman was paid $23,000 during the fiscal year ended October 31, 2013, which includes $3,000 for serving as Chair of the Compensation Committee.

(3)	Mr. Kunz was paid $26,000 during the fiscal year ended October 31, 2013, which includes $6,000 for serving as the Chair of the Audit Committee.

(4)	Mr. Crumb was paid $23,000 during the fiscal year ended October 31, 2013, which included $3,000 for serving as Chair of the Corporate Governance and Nominating Committee.

(5)	Mr. McClintock was paid $20,000 during the fiscal year ended October 31, 2013.
Re-pricing of Options

None.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee selected the independent accounting firm of Hein & Associates LLP (“Hein”) with respect to the audit of our financial statements for the year ended October 31, 2014.  Hein has also served as our independent registered public accounting firm for each fiscal year since the fiscal year ended October 31, 2007. We do not anticipate that representatives of Hein will be present at the Meeting.

Audit Fees

During the years ended October 31, 2013 and 2012, Hein billed us aggregate fees and expenses in the amount of $174,032 and $193,375, respectively.  These aggregate fees listed above include professional services for the audit of our annual financial statements, professional services for the audit of the Company’s internal controls, review procedures for a 424(b)(5) prospectus supplement and the review of the financial statements included in our reports on Forms 10-Q.

Audit-Related Fees

There were no audit-related fees billed by Hein during the years ended October 31, 2013 and 2012.

Tax Fees

During the years ended October 31, 2013 and 2012, Hein billed us aggregate fees and expenses for tax services and in the amount of $0 and $3,720, respectively.

All Other Fees

There were no other services provided by Hein during the years ended October 31, 2013 and 2012.

Audit Committee’s Pre-Approval Practice

Section 10A(i) of the Exchange Act prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the Audit Committee of the Board, or unless the services meet certain de minimis standards. The Audit Committee’s charter  provides that the Audit Committee must:

•
 preapprove all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by §10A(i)(1)(A) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002).

•
 preapprove all non-audit services (other than certain de minimis services described in §10A(i)(1)(B) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002)) that the auditors propose to provide to us or any of our subsidiaries.

The Audit Committee considers at each of its meetings whether to approve any audit services or non-audit services.  In some cases, management may present the request; in other cases, the auditors may present the request.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Silver Bull Resources, Inc.

Management is responsible for our internal controls and the financial reporting process.  The independent accountants are responsible for performing an independent audit of our financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue an opinion on our financial statements.  Our responsibility is to monitor and oversee those processes.  We hereby report to the Board of Directors that, in connection with the financial statements for the year ended October 31, 2013, we have:

•	reviewed and discussed the audited financial statements with management and the independent accountants;

•	discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and

•
 received the written disclosures and the letter from the independent accountants required by PCAOB Rule 3526, as may be modified or supplemented, and discussed with the independent accountant the accountants’ independence.

Based on the discussions and our review described above, we recommended to the Board of Directors that the audited financial statements for the year ended October 31, 2013 be included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2013, which is being provided with this Proxy Statement.

Respectfully submitted,
The Audit Committee of Silver Bull Resources, Inc.
Daniel Kunz, Chair
Joshua Crumb
John McClintock

REPORT OF THE COMPENSATION COMMITTEE

To the Board of Directors of Silver Bull Resources, Inc.

The Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The Compensation Committee hereby reports to the Board of Directors that, in connection with the Company’s Annual Report on Form 10-K for the year ended October 31, 2013, and this Proxy Statement we have:

•	reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K; and

•
based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the year ended October 31, 2013 and this Proxy Statement on Schedule 14A.

Respectfully submitted,
The Compensation Committee of Silver Bull Resources, Inc.
Murray Hitzman, Chair
Daniel Kunz
John McClintock

PROPOSAL ONE:  ELECTION OF DIRECTORS

The Board is nominating six (6) directors for election to serve until the next annual meeting or until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Nominees for Election of Directors

The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the re-election of the six (6) nominees for director: Timothy Barry, Joshua Crumb, Brian Edgar, Murray Hitzman, Daniel Kunz and John McClintock .

If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion.  If re-elected, each of the above named directors will each hold office until their successors are duly elected and qualified at the next annual meeting or until their earlier death, resignation or removal.

The Board recommends a vote “FOR” the election of Timothy Barry, Joshua Crumb, Brian Edgar, Murray Hitzman, Daniel Kunz and John McClintock.  Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board’s slate of nominees.  Neither Management nor the Board is aware of any reason which would cause any nominee to be unavailable to serve as a director.

PROPOSAL TWO:  RATIFICATION AND APPROVAL OF
THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 On September 4, 2007, the Board unanimously approved the Audit Committee’s recommendation to appoint Hein as our independent registered public accounting firm.  Since that time, Hein has served as the Company’s independent registered accounting firm.  On February 20, 2014, the Board directed by resolution that the Company submit the selection of Hein as the Company’s independent registered public accounting firm for ratification and approval by our shareholders at the Meeting.  Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the shareholders do not ratify this selection, the Board may reconsider its selection of Hein.  The Board considers Hein to be well qualified to serve as the independent auditors for the Company; however, even if the selection is ratified, our Board may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee and Board determine that the change would be in our best interests.

The Board recommends a vote “FOR” Proposal Two.  Proposal Two requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Meeting.  Unless otherwise specified, the enclosed proxy will be voted “FOR” the ratification and approval of the appointment of Hein & Associates LLP as our independent registered public accounting firm.

PROPOSAL THREE:  APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

The Board recognizes that providing shareholders with an advisory vote on executive compensation may produce useful information on shareholder sentiment with regard to the Company's executive compensation structure. At the Meeting shareholders will have the opportunity to cast an advisory vote on the compensation of our named executive officers, as described primarily under the heading “Executive Compensation” in this Proxy Statement. This proposal, commonly known as a "Say on Pay" proposal, gives shareholders the opportunity to endorse or not endorse our 2013 executive compensation philosophy, programs, and policies and the compensation paid to the named executive officers. Shareholders are being asked to consider and approve the following proposal:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers of Silver Bull Resources, Inc. as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).

The Company recognizes that a framework that accounts for the Company’s financial resources and its business objectives is essential to an effective executive compensation program. The Company’s compensation framework and philosophy are established and overseen primarily by an independent Compensation Committee. The compensation structure of our executive officers is intended to help the Company attract, motivate, and retain executive level persons with the background, skills and knowledge who will contribute to the Company’s long term success. To that end we strive to ensure that the compensation of our executives is in-line with those of similarly situated junior level exploration companies. The Board in cooperation with the Compensation Committee attempts to balance the compensation of our executive officers between near term compensation (being the payment of competitive salaries) with providing compensation intended to reward executives for the Company’s long term success (being equity based compensation). Moreover, the equity based compensation element is intended to further align the longer term interests of our executive officers with that of our shareholders.

We believe our executive compensation program implements our primary objectives of attracting and retaining qualified executive level personnel, providing the executives with reasonable contractual terms that offer some level of security, and motivating executive level personnel with a balance between short-term incentives with longer term incentives aimed to help further align the interests of our executive officers with our shareholders. Shareholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of the compensation structure and programs implemented by the Company during its 2013 fiscal year and which we expect to continue going forward.

The advisory vote on the Company’s executive compensation structure and program as described in this Proxy Statement (including under the heading “Executive Compensation”) is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes cast (in person or by proxy) at the Meeting. Although the vote is non-binding, our Board and the Compensation Committee will review the voting results. The Board and the Compensation Committee intend to consider the feedback obtained through this process in making future decisions about executive compensation programs.

The Board believes the Company’s executive compensation program is appropriately structured and effective in achieving the Company’s core compensation objectives. Accordingly, although this vote is non-binding the Board recommends that shareholders vote “FOR” the proposal approving the compensation of the Company’s executive officers.

ANNUAL REPORT TO SHAREHOLDERS

Included with this Proxy Statement is the Company’s 2013 Annual Report on Form 10-K for the year ended October 31, 2013.

OTHER MATTERS

Management and the Board of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournment(s) or postponement(s) thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals or director nominations for inclusion by the Company in next year’s Proxy Statement.  For your proposal or director nomination to be considered for inclusion in our proxy statement for next year’s annual meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than 120 days before the anniversary of this year’s Meeting, unless the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s Meeting.  After such date, any shareholder proposal will be considered untimely.

If we change the date of next year’s annual meeting by more than thirty (30) days from the date of this year’s Meeting, then the deadline is a reasonable time before we begin to print and distribute our proxy materials.  You should also be aware that your proposal must comply with SEC regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials, and with any provision in our Bylaws regarding the same.

Silver Bull Resources, Inc. expects to hold its next annual meeting of shareholders in April 2015.  Proposals from shareholders intended to be present at the next annual meeting of shareholders should be addressed to Silver Bull Resources, Inc., Attention: Corporate Secretary, 925 West Georgia Street, Suite 1908, Vancouver, British Columbia V6C 3L2, and we must receive the proposals by Thursday, December 11, 2014.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law.  It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After Thursday, December 11, 2014, any shareholder proposal will be considered to be untimely.

As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our proxy statement for our 2015 annual meeting of shareholders, the proxies named in our proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than Monday, February 23, 2015. Even if proper notice is received on or prior to that date, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

BY ORDER OF THE BOARD OF DIRECTORS: SILVER BULL RESOURCES, INC. Brian Edgar, Chairman

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site, and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Silver Bull in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call, and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Timothy Barry 02 Joshua Crumb 03 Brian Edgar 04 Murray Hitzman 05 Daniel Kunz
06 John McClintock

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: In their discretion, the Proxy is authorized to vote upon such other business as lawfully may come before the Meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000195334_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, US Notice & Proxy Statement is/are available at www.proxyvote.com .

SILVER BULL RESOURCES, INC.
ANNUAL MEETING OF SHAREHOLDERS - APRIL 10, 2014
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Silver Bull Resources, Inc. ("Silver Bull") hereby appoints Timothy Barry and Sean Fallis, or either of them, as attorneys and proxies (each, a "Proxy") to appear, attend and vote all of the shares of Common Stock and/or standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at the offices of Silver Bull located at 925 West Georgia Street, Suite 1908, Vancouver, British Columbia V6C 3L2 on Thursday, April 10, 2014, at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR PROPOSALS TWO AND THREE. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

0000195334_2 R1.0.0.51160

Continued and to be signed on reverse side